Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statements on Forms S-8 (No. 33-40397 and No. 33-44776) of Flow International Corporation of our report dated September 20, 2006, with respect to the financial statements and supplemental schedules of the Flow International Corporation Voluntary Pension and Salary Deferral Plan for the year ended December 31, 2005, included in this Annual Report on Form 11-K.

/s/ PETERSON SULLIVAN PLLC

Seattle, Washington

November 29, 2006